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                                                                   Exhibit 10.62

                                RELEASE AGREEMENT

     This Release Agreement (this "AGREEMENT") is entered into effective as of December 31, 2004 (the "EFFECTIVE DATE"), by and between BRIAN JOHNSON, an individual ("EXECUTIVE") and PLIANT CORPORATION, a Utah corporation ("PLIANT").

                                    RECITALS

     WHEREAS, Executive has been employed by Pliant pursuant to an Employment Agreement dated March, 2001 (the "EMPLOYMENT AGREEMENT") and has served as an officer of Pliant and as an officer, director and/or manager of certain of Pliant's direct and indirect subsidiaries (collectively, the "SUBSIDIARIES"); and

     WHEREAS, Pliant has determined that it is in the parties' best interests to terminate Executive's employment with Pliant and his officer, director and manager positions with Pliant and each of the Subsidiaries, in each case as of the Effective Date; and

     WHEREAS, Executive and Pliant agree that the employment relationship between Executive and Pliant shall be severed as set forth herein; and

     WHEREAS, in consideration of this Agreement and the releases, acknowledgements and agreements by Executive set forth herein, Pliant has agreed to make certain payments to Executive, which payments Executive is not otherwise entitled to receive.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the premises, covenants, payments and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pliant and Executive agree as follows:

     1. TERMINATION DATE. The employment relationship between Executive and Pliant is hereby terminated as of the Effective Date. Executive hereby resigns each of his officer, director and manager positions with the Parent and each of the Subsidiaries, effective as of the Effective Date.

     2.   ACKNOWLEDGEMENTS BY EXECUTIVE. Executive acknowledges and agrees that:
(i) the Non-Compete, Non-Solicitation and Non-Disparagement provisions of
Section 9 of the Employment Agreement remain in full force and effect in accordance with the terms thereof (the collectively the "NONCOMPETE AGREEMENT"), and Executive will abide by the terms thereof; (ii) the Nondisclosure and Nonuse of Confidential Information provisions of Section 7 of the Employment Agreement (the "NONDISCLOSURE AGREEMENT") and the Inventions and Patents provisions of
Section 8 of the Employment Agreement (the "INVENTIONS AGREEMENT") remain in full force and effect in accordance with the terms thereof, and Executive will abide by the terms thereof; (iii) other than the payments and benefits expressly required pursuant to SECTIONS 3, 4, 5, AND 6 below, Pliant has paid Executive all compensation and other amounts due and owing to Executive related to any employment, officer, director or manager relationship or otherwise, including, without limitation, all salary, commissions, bonuses, sick pay and vacation pay, and

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no other amounts are owed to Executive by Pliant or any of the Subsidiaries for any reason whatsoever; (iii) other than the 18 shares of Pliant Series A Preferred Stock, the Warrants to purchase 18.270 shares of [PLIANT COMMON STOCK] and the option to purchase 1,000 shares of Pliant Common Stock pursuant to Pliant's 2000 Stock Incentive Plan and the Option Agreement related thereto (together, such shares, Warrants and option are referred to herein as the "EQUITY INTERESTS"), Executive has no equity or similar interest whatsoever in Pliant or any of the Subsidiaries; (iv) the Equity Interests are, as of the Effective Date, subject to the Stockholders Agreement, dated May 31, 2000, among Pliant and certain of its stockholders signatories thereto (the "STOCKHOLDERS AGREEMENT") and the Equity Interests will remain subject to the Stockholders Agreement on and after the Effective Date; (v) Pliant's 2000 Stock Incentive Plan and the Option Agreement related thereto remain in full force and effect in accordance with the terms thereof, and Executive will abide by the terms thereof; (vi) Executive has no right to any future position (including, without limitation, employee, officer, director or manager) with Pliant or any of the Subsidiaries; (vii) except as expressly provided in SECTION 5 below or as provided by applicable law, upon the Effective Date Executive is no longer eligible to participate in or receive benefits under any applicable benefit plans, including, without limitation, health insurance plans, dental insurance plans, life insurance plans, short and long term disability plans, 401 (k) plans and any other benefit plans or programs available to employees of Pliant (directly or indirectly); and (viii) as of the Effective Date, Executive is no longer an employee of Pliant and may under no circumstances represent himself to be in any way connected with or a representative of Pliant or any of the Subsidiaries. Executive further acknowledges and agrees that all or certain portions of the payments and accommodations required pursuant to SECTIONS 3,4, 5 AND 6 below are amounts or benefits to which he would not otherwise be entitled and such payments and benefits are being provided by Pliant pursuant to the terms of this Agreement in consideration of the agreements, acknowledgements, covenants and releases contained herein.

     3. SEVERANCE PAYMENTS. Provided Executive has not cancelled this Agreement pursuant to SECTION 16 below, Pliant shall continue to pay Executive his current monthly base salary (less applicable withholding) as in effect on the Effective Date for a period commencing on the Effective Date and ending December 31, 2005 (the "SEVERANCE PAYMENTS").

     4. BONUS PAYMENTS. Provided Executive has not cancelled this Agreement pursuant to SECTION 16 below, Pliant shall pay Executive, on or before March 31, 2005, an amount equal to the bonus to which Executive would be entitled with respect to calendar year 2004 under Pliant's Management Incentive Plan if Executive remained employed by Pliant through March 31,2005 (the "BONUS PAYMENT").

     5. MEDICAL AND DENTAL BENEFITS. Provided Executive has not cancelled this Agreement pursuant to SECTION 16 below, Executive shall be entitled to continue participation in the Pliant medical and dental plans in which Executive participates immediately prior to the Effective Date for a period of up to twelve months (12) months commencing on the Effective Date and ending December 31, 2005. At all times during such period, Executive shall continue to be responsible for, and shall pay to Pliant on a monthly basis (which payments may be offset by Pliant from the Severance Payments), the then current active employee contribution rate amounts under such plans. Commencing December 31, 2005, Executive shall be eligible for extended continuation coverage under such plans for a period of eighteen (18) months. At all times during such extended continuation period, Executive shall be responsible for, and shall pay

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to Pliant on a monthly basis, the then current COBRA contribution rate amounts.
The medical and dental benefits described in this SECTION 5 are referred to in this Agreement as the "CONTINUED MEDICAL AND DENTAL BENEFITS"). Notwithstanding anything in this Agreement to the contrary, the Continued Medical and Dental Benefits, and Executive's right to participation in the plans related thereto, shall terminate immediately in the event Executive obtains alternative employment which offers comparable coverage, obtains alternative comparable medical and/or dental coverage prior to the expiration of such rights or as otherwise required under applicable law.

     6. OUTPLACEMENT SERVICE BENEFITS. Provided Executive has not cancelled this Agreement pursuant to SECTION 16 below, Executive shall be entitled to receive outplacement services from Scherer Schneider Paulick for a period of six
(6) months commencing on the Effective Date; PROVIDED, HOWEVER, that Pliant's obligations pursuant to this SECTION 6 shall in no event exceed $20,000( the "OUTPLACEMENT BENEFITS").

     7. RELEASE. In consideration of the payments by and agreements of Pliant contained herein, Executive agrees to forever RELEASE and DISCHARGE Pliant, the Subsidiaries, J.P. Morgan Partners, LLC and each of their respective direct and indirect parents, subsidiaries and affiliates, as well as all of their respective shareholders, members, directors, officers, managers, employees, agents and attorneys (hereinafter collectively referred to as the "RELEASED PARTIES") and the heirs, executors, administrators, successors and assigns of the Released Parties from any and all charges, complaints, claims, promises, suits, debts, sums of money, accounts, covenants, contracts, controversies, damages, judgments, rights, obligations, agreements and causes of action, whether known or unknown, whether contingent or liquidated, whether by apportionment or otherwise, of every kind, nature or description arising by reason of any matter, cause or thing whatsoever at any time from the beginning of the World to the Effective Date. This release includes, but is not limited to: any payments required pursuant to the Employment Agreement or the Management Incentive Plan; any claims as a stockholder of the Company; any claims relating in any way to Pliant's Series B Preferred Stock (including, without limitation, any claim for entitlement to any shares thereof); any claims relating in any way to Pliant's 2000 Stock Incentive Plan, any Option Agreement relating thereto, or any option or other right arising thereunder (which Executive acknowledges and agrees terminate in their entirety upon termination of Executive's employment by Pliant); any claims for continued employment, employment pay, incentive pay, performance bonuses, commissions, vacation pay, sick pay, severance pay and benefits (except accrued retirement benefits); any rights arising out of alleged violations or breaches of any express or implied agreements; breach of the implied covenant of good faith and fair dealing; any legal restrictions on the Released Parties' rights to terminate employees; any tort; negligent or intentional misrepresentation; wrongful discharge; intentional or negligent interference with contractual relations; intentional or negligent infliction of emotional distress; whistleblowing; or past violation of any statute including:
Title VII of the Civil Rights Act, the Age Discrimination in Employment Act as amended by the Older Worker Benefit Protection Act; ERISA, COBRA, and any other federal, state or local rule, regulation or law. Executive promises not to initiate a lawsuit or bring a claim against the Released Parties, in any court or otherwise, relating to any action released under this SECTION 7, under any common law claim, whether in law or equity, or federal, state or local statute, ordinance or rule of law. Executive also waives any remedy or recovery in any action that may be brought on his behalf by any government agency or other person. Notwithstanding the foregoing, Executive reserves

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all rights relating to the Severance Payments, the Bonus Payment, the Continued
Medical and Dental Benefits and the Outplacement Benefits.

     8. INJUNCTIVE RELIEF. Executive acknowledges that any breach of this Agreement would cause irreparable injury to Pliant and/or the Released Parties and that their remedy at law would be inadequate and, accordingly, consents to and agrees that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce this Agreement, without the necessity of proof of actual damage or posting of any bond.

     9. DISPARAGEMENT/CONFIDENTIALITY. The parties agree that neither will make any disparaging remarks or statements about the other to any third parties. The parties agree to keep the existence and terms of this Agreement totally confidential except (i) in Executive's case, with regard to members of his immediate family, his lawyer(s), his accountant(s), his financial/tax advisor(s) and as compelled by court process, and (ii) in Pliant's case, with regard to Pliant's current, future and prospective principals, affiliates, direct or indirect subsidiaries, officers, directors, shareholders, employees, lawyers, accountants, investment bankers, lenders, and other agents (in each case, including, without limitation, the Released Parties) and as compelled by court process. The parties further agree to inform each of these individuals and entities of the existence of this confidentiality provision and that the respective parties shall be responsible in the event any one or more of these individuals or entities provides this information to any other person or entity.

     10. CERTAIN REMEDIES. In the event Executive violates the terms of SECTION 9 of this Agreement or otherwise breaches this Agreement, the Noncompete Agreement, the Nondisclosure Agreement or the Invention Agreement, Executive (i) shall immediately forfeit all right to future benefits under this Agreement (including, without limitation the Severance Payments, Bonus Payment and Continued Medical and Dental Benefits) and any Severance Payments, Bonus Payment and payments in respect of the Continued Medical and Dental Benefits shall be immediately recoverable by Pliant from Executive; and (ii) must pay reasonable attorneys' fees and all other costs incurred by Pliant as a result of Executive's breach. Nothing in this SECTION 10 or elsewhere in this Agreement shall limit in any way the rights or remedies of any Released Party against Executive at any time with respect to this Agreement, Executive's obligations under the Employment Agreement (including, without limitation, the Noncompete Agreement, the Nondisclosure Agreement and the Inventions Agreement), or otherwise.

     11. SEVERABILITY. In case any one or more of the provisions or parts of a provision or covenants contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

     12. LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE,

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COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE
OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO SECTION 13, THE PARTIES AGREE THAT ANY ACTION
OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN
THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN THE STATE OF ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 12 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

     13. ARBITRATION. THE PARTIES HEREBY WAIVE AND SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS AGREEMENT. THE PARTIES AGREE THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, INCLUDING THE RULES FOR EMERGENCY MEASURES WHICH ARE HEREBY EXPRESSLY ADOPTED. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. THE PREVAILING PARTY IN ARBITRATION SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS' FEES FROM THE OTHER PARTY. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY APPROPRIATE COURT OF THE TYPE DESCRIBED IN SECTION 12 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

     14.  MISCELLANEOUS.

          (a) Except for Executive's obligations pursuant to the Employment Agreement (including, without limitation, the Noncompete Agreement, the Nondisclosure Agreement and the Invention Agreement), the Stockholders Agreement and Pliant's 2000 Stock Incentive Plan and the Option Agreement related thereto, this Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. Except for Executive's obligations pursuant to the Employment Agreement, (including, without limitation, the Noncompete Agreement, the Nondisclosure Agreement and the Invention Agreement), and the Stockholders Agreement, this

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               Agreement supersedes all prior agreements and understandings
               (whether oral or written) between the parties with respect to such subject matter.

          (b) This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the draftsmanship hereof.

          (c) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) Executive will furnish Pliant with such other and further documents, certificates and information as Pliant shall reasonably request in connection with this Agreement and the consummation of the transactions contemplated hereby.

          (e) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Executive.

     15. THIRD PARTY BENEFICIARIES. The parties agree that the Released Parties shall be and hereby are third party beneficiaries to this Agreement with the same rights to enforce the terms of this Agreement as the parties hereto. Nothing contained herein shall be construed to impose any obligation on the Released Parties (other than Pliant as expressly set forth herein) with respect to or pursuant to this Agreement or any document or agreement referenced herein.

     16. RELINQUISHMENT OF ADEA CLAIM. Executive agrees to relinquish any claims arising under the Age Discrimination in Employment Act (the "ADEA") and acknowledges receiving monies and other consideration in addition to that which Executive was already entitled to in order to release any claim Executive may have had under the ADEA. Under the ADEA, and the Older Workers Benefit Protection Act of 1999, Executive is allowed a period of forty five (45) days to consider this Agreement as it relates to any age discrimination claim. However, Executive specifically agrees to waive this forty five (45) day period in order to commence payment under this Agreement. Executive acknowledges that under the law, this Agreement does not become effective until the end of the seventh (7th) day following the date in which Executive signs this Agreement and during that seven (7) day period, Executive may revoke this Agreement. By signing below, Executive does not waive the seven (7) day period. In the event Executive revokes this Agreement within such period, Executive shall return to Pliant any and all sums paid to Executive by Pliant hereunder. Executive may consult with an attorney or other advisor before signing this Agreement, and by signing below, Executive acknowledges having had an opportunity to do so.

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     IN WITNESS WHEREOF, the parties hereto have made and entered into this
Agreement as of the date first hereinabove set forth.

I HAVE CAREFULLY READ THIS AGREEMENT; I FULLY UNDERSTAND WHAT IT MEANS, INCLUDING THE RELEASE SET FORTH IN SECTION 7, AND, MY ATTORNEY, IF APPLICABLE, HAS REVIEWED THE AGREEMENT WITH ME AND EXPLAINED ITS CONTENTS TO ME. REGARDLESS OF MY REPRESENTATION BY AN ATTORNEY OR DECISION NOT TO ENGAGE SUCH REPRESENTATION, I FULLY UNDERSTAND THE AGREEMENT'S CONTENTS AND THE EFFECTS THEREOF, AND I HAVE EXECUTED THE SAME OF MY OWN FREE WILL, WITHOUT ANY COERCION BY PLIANT OR ANY RELEASED PARTY.

                                        PLIANT:

                                        Pliant Corporation


                                        By: /s/ Lori G. Roberts
                                           -------------------------------------
                                        Name: Lori G. Roberts
                                             -----------------------------------
                                        Title: SVP - Human Resource
                                              ----------------------------------


                                        EMPLOYEE:


                                        /s/ Brian Johnson
                                        ----------------------------------------
                                        Brian Johnson

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